AMENDMENT TO
OPTION AND JOINT VENTURE AGREEMENT

THIS AGREEMENT is dated effective this   17   day of     March    , 2008.

AMONG:

GRENVILLE GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario and having a head office at Suite 207 – 475 Howe Street, Vancouver, B.C. V6C 2B3

(hereinafter referred to as “Grenville”)

AND:

GRENVILLE SILVERIA LTD., a corporation existing under the laws of the Province of British Columbia and having a head office at Suite 207 – 475 Howe Street, Vancouver, B.C. V6C 2B3

(hereinafter referred to as “Grenville Silveria”)

AND:

MINERA GRENVILLE SAC, a corporation existing under the laws of Peru and having an office at 810 Malecon Cisneros, Miraflores, Lima, 18, Peru

(hereinafter referred to as “Minera Grenville”)

AND:

JOURNEY RESOURCES CORP., a corporation existing under the laws of the Province of British Columbia and having an office at #1208 – 808 Nelson Street, Vancouver, British Columbia V6Z 2H2

(hereinafter referred to as “Journey”, or the “Operator”)

WHEREAS:

(A)                         The parties hereto entered into an agreement effective the 5th day of February, 2008 (the “Option and Joint Venture Agreement”) on the terms and conditions more particular set forth therein; and

(B)

(C)                         The parties wish to amend section 3.1 of the Option and Joint Venture Agreement;

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSES THAT in consideration of $ 10.00, now paid by Journey to Grenville, and the mutual covenants, agreements and premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1.                         The Option and Joint Venture Agreement is hereby amended as follows:

(a)         Section 3.1 is deleted in its entirety and the following substituted therefore:

“3.1 In order to earn up to a to a 75% interest in and to the Property, Journey must satisfy the following conditions:

(a)         Journey shall fund an amount of CDN$1,300,000, less any amount funded to date, toward Expenditures on the Property and issue 1,000,000 shares of Journey Resources stock to Grenville on or before the seventh business day following the date that the TSX Venture Exchange (the “Exchange”) has accepted from both Grenville and Journey the Option and Joint Venture Agreement for filing, but in any event no later than June 30, 2008 (the “Approval Date”);

(b)         On or before three (3) months following the Approval Date, Journey shall fund a further amount of CDN$1,500,000 toward Expenditures on the Property. Upon completion of such Expenditures, Journey will have earned a 25% interest in and to the Property;

(c)         On or before eight (8) months following the Approval Date, and subject to any additional approval required by the Exchange, Journey shall fund a further CDN$3,000,000 in Expenditures on the Property, upon completion of which, Journey will have earned a 50% interest in and to the Property; and

(d)        Journey shall maintain an option to earn an additional 25% interest in and to the Property by funding a further CDN$6,000,000 in Expenditures on the Property and making payment to Grenville in the amount of CDN$1,000,000 on or before January 31, 2011. In the event that Journey completes such further Expenditures, Journey will have earned a 75% interest in and to the Property, unless the Optionors elect to contribute an equal amount of Expenditures pursuant to §3.2 herein.”

2.                         The Option and Joint Venture Agreement as amended hereby, is in all other respects, ratified, confirmed and approved.

3.                         This Amending Agreement may be executed in counterparts, in original form or by electronic facsimile, each of which will be deemed to be an original, and all of which taken together will constitute a single instrument, with the same effect as if the signatures thereto were upon the same instrument.

IN WITNESS WHEREOF this Amending Agreement has been executed by the parties hereto as of the day and year first above written.

GRENVILLE GOLD CORPORATION

By:	“A. Paul Gill”
Authorized Signatory

GRENVILLE SILVERIA LTD.

By:	“A. Paul Gill”
Authorized Signatory

MINERA GRENVILLE S.A.C.

By:	“A. Paul Gill”
Authorized Signatory

JOURNEY RESOURCES CORP.

By:	“Jatinder (Jack) Bal”
Authorized Signatory